EXHIBIT 10.1

FIRST AMENDMENT TO
FLEX LTD. 2017 EQUITY INCENTIVE PLAN
(AS AMENDED AND RESTATED AS OF AUGUST 2, 2023)

WHEREAS, Flex Ltd., a company incorporated in Singapore (the “Company”) maintains the Flex Ltd. 2017 Equity Incentive Plan (the “Plan”), as amended and restated as of August 2, 2023; and

WHEREAS, the Board of Directors of the Company (the “Board”), upon the recommendation of the Compensation and People Committee of the Board, has determined that it is advisable and in the best interests of the Company and its shareholders to amend the Plan to clarify the effect of a Change of Control (as defined in the Plan) on outstanding equity awards granted under the Plan, and the Board has determined that such amendment does not require shareholder approval.

NOW, THERFORE, the Plan is hereby amended in the manner set forth below, effective as of March 5, 2025 (the “Amendment Effective Date”) and with respect to both Awards (as defined in the Plan) outstanding on the Amendment Effective Date and Awards granted after the Amendment Effective Date.

A. Section 10.2 of the Plan is hereby amended and restated in its entirety as follows:

10.2    Change of Control.

(a)    Notwithstanding Section 10.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other plan or written agreement entered into between the Company and a Participant, if a Change of Control occurs and a Participant’s Full-Value Awards are not converted, assumed, or replaced by a comparable award by a successor or survivor corporation, or a parent or subsidiary thereof, such Full-Value Awards shall automatically vest and all forfeiture restrictions on such Awards shall lapse immediately prior to the Change of Control and following the consummation of such Change of Control, the Award shall terminate and cease to be outstanding. Further, if a Change of Control occurs and a Participant’s Options or SARs are not converted, assumed or replaced by a comparable award by a successor or survivor corporation, or a parent or subsidiary thereof, such Options or SARs outstanding at the time of the Change of Control, shall automatically vest and become fully exercisable immediately prior to the Change of Control and thereafter shall automatically terminate. In the event that the terms of any agreement (other than the Award Agreement) between the Company or any Subsidiary or Affiliate and a Participant contains provisions that conflict with, and are more restrictive than, the provisions of this Section 10.2(a), this Section 10.2(a) shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect. The determination of comparability in this Section 10.2(a) and in Section 10.2(b) shall be made by the Committee, and its determination shall be final, binding and conclusive.

(b)    Notwithstanding Section 10.1 hereof, and except as otherwise may be specifically provided (with reference to this Section 10.2(b)) in any applicable Award Agreement or other plan or written agreement entered into between the Company and a Participant, if a Change of Control occurs and any of a Participant’s outstanding Awards are converted, assumed or replaced by a comparable award (a “Replacement Award”) by a successor or survivor corporation, or by a parent or subsidiary thereof, such Replacement Awards shall not immediately vest merely as a result of such Change of Control, but any such outstanding Replacement Awards shall be treated as follows in the event of an Involuntary Termination of Service that occurs within twenty-four (24) months after such Change of Control:

(i)    Immediately upon the Participant’s Involuntary Termination of Service, any such outstanding Replacement Awards related to Full-Value Awards that were granted subject to vesting based solely upon continued employment or other service shall become vested in full (without pro-ration), and all forfeiture restrictions on such Replacement Awards shall lapse;

(ii)    Immediately upon the Participant’s Involuntary Termination of Service, any such outstanding Replacement Awards related to Full-Value Awards that were granted subject to vesting based in whole or in part upon the achievement of Performance Goals shall become vested in full (without pro-ration), and all forfeiture restrictions on such Replacement Awards shall lapse, with the number of Replacement Awards so vesting being determined (A) assuming the applicable “target” level of performance, for a Replacement Award (or any portion thereof) for which the applicable Performance Period (or portion thereof designated in the applicable Award Agreement as a separate measurement period) has not been completed as of the date of the Participant’s Involuntary Termination of Service, and (B) based upon the actual level of achievement of the applicable Performance Goals during the applicable Performance Period (or portion thereof designated in the applicable Award Agreement as a separate measurement period), for a Replacement Award (or any portion thereof) for which the applicable Performance Period (or portion thereof designated in the applicable Award Agreement as a separate measurement period) has been completed as of the date of the Participant’s Involuntary Termination of Service; and

(iii) Immediately upon the Participant’s Involuntary Termination of Service, any such outstanding Replacement Awards related to Options or SARs shall become vested in full (without pro-ration), all forfeiture restrictions on such Replacement Awards shall lapse, and such Replacement Awards shall become fully exercisable and shall remain exercisable thereafter until the earlier of (A) ninety (90) days after the Participant’s Involuntary Termination of Service, or (B) the latest date under which the Option or SAR to which such Replacement Award relates could have expired in accordance with its original terms under any circumstances.

(c)    For purposes of Section 10.2(b), the following terms shall have the meanings specified below:

(i)    “Involuntary Termination of Service” means a Participant’s Termination of Service that is either (x) by the Company or a Subsidiary (or any successor or survivor corporation, or a parent or subsidiary thereof) without Cause (and not as a result of the Participant’s death or Disability), or (y) if applicable, by the Participant for Good Reason.

(ii)    “Cause” shall have the meaning (if any) specified in the applicable Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the meaning (if any) specified in any severance plan of the Company or a Subsidiary that covers the Participant immediately prior to the Change of Control (as the same may be assumed, continued or replaced by a severance plan of a successor or survivor corporation, or a parent or subsidiary thereof, that defines “Cause” in a manner no less favorable to the Participant than the definition of “Cause” applicable to the Participant immediately prior to the Change of Control), or in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Subsidiary as in effect immediately prior to the Change of Control (as the same may be assumed, continued or replaced by an employment, consulting, or other agreement for the performance of services between the Participant and a successor or survivor corporation, or a parent or subsidiary thereof, that defines “Cause” in a manner no less favorable to the Participant than the definition of “Cause” applicable to the Participant immediately prior to the Change of Control) or, in the absence of any such plan or agreement that so defines the term, “Cause” shall mean, with respect to any Participant, the occurrence of any of the following: (A) the failure by the Participant to perform the Participant’s duties with the Company or a Subsidiary, or a successor or survivor corporation, or a parent or subsidiary thereof (collectively, the “Employer”) (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after a written demand for performance is delivered to the Participant by the Employer which demand identifies the manner in which the Employer believes that the Participant has not performed the Participant’s duties; (B) the engaging by the Participant in conduct which is injurious to the Employer, monetarily or otherwise; (C) the Participant’s conviction of, guilty plea to, or entering a plea of nolo contendere to, a felony; or (D) the Participant’s breach of any terms of the Employer Code of Conduct, employee handbook or manual, written policies, or written agreements between the Employer and the Participant, including in each case, without limitation, with respect to confidential information and restrictive covenants.

(iii)    “Good Reason” shall have the meaning (if any) specified in the applicable Award Agreement, or, in the absence of any definition in the Award Agreement, “Good Reason” shall have the meaning (if any) specified in any severance plan of the Company or a Subsidiary, if any, that covers the Participant immediately prior to the Change of Control (as the same may be assumed, continued or replaced by a severance plan of a successor or survivor corporation, or a parent or subsidiary thereof, that defines “Good Reason” in a manner no less favorable to the Participant than the definition of “Good Reason”, if any, applicable to the Participant immediately prior to the Change of Control) or in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Subsidiary as in effect immediately prior to the Change of Control (as the same may be assumed, continued or replaced by an employment, consulting, or other agreement for the performance of services between the Participant and a successor or survivor corporation, or a parent or subsidiary thereof, that defines “Good Reason” in a manner no less favorable to the Participant than the definition of “Good Reason”, if any, applicable to the Participant immediately prior to the Change of Control). For purposes of clarity, a Participant shall have no rights under this Plan with respect to a Termination of Service for “Good Reason” unless and to the extent that such Participant is (or was, immediately prior to the Change of Control) a party to or covered by an applicable Award Agreement, severance plan, employment agreement, consulting agreement or other agreement for the performance of services between the Participant and the Company or a Subsidiary (or any successor or survivor corporation, or a parent or subsidiary thereof) that defines the term “Good Reason” with respect to such Participant.

(d)    The portion of any Incentive Stock Option accelerated in connection with a Change of Control (or an Involuntary Termination of Service within twenty-four (24) months thereafter) shall remain exercisable as an ISO only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Non-Qualified Stock Option under the U.S. federal tax laws.

B. In all other respects, the terms of the Plan shall remain in full force and effect.

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